

                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549




                                  FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date   of   report  (Date  of  earliest  event  reported)         MAY  9,  2000
                                                                 --------------

                  BERRY PLASTICS CORPORATION
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                Delaware                                  33-75706                           35-1813706
      (STATE OR OTHER JURISDICTION                      (COMMISSION                        (IRS EMPLOYER
            OF INCORPORATION)                          FILE NUMBER)                     IDENTIFICATION NO.)

                  BPC HOLDING CORPORATION
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Delaware                                                       35-1814673
                  (State or other jurisdiction                                            (IRS employer
                of incorporation or organization)                                    identification number)

                  BERRY IOWA CORPORATION
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Delaware                                                       42-1382173
                  (State or other jurisdiction                                            (IRS employer
                of incorporation or organization)                                    identification number)

                BERRY TRI-PLAS CORPORATION
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Delaware                                                       56-1949250
                  (State or other jurisdiction                                            (IRS employer
                of incorporation or organization)                                    identification number)

                BERRY STERLING CORPORATION
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Delaware                                                       54-1749681
                  (STATE OR OTHER JURISDICTION                                            (IRS EMPLOYER
                OF INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

                       AEROCON, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Delaware                                                       35-1948748
                  (STATE OR OTHER JURISDICTION                                            (IRS EMPLOYER
                OF INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

                  PACKERWARE CORPORATION
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Delaware                                                       48-0759852
                  (STATE OR OTHER JURISDICTION                                            (IRS EMPLOYER
                OF INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

             BERRY PLASTICS DESIGN CORPORATION
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Delaware                                                       62-1689708
                  (STATE OR OTHER JURISDICTION                                            (IRS EMPLOYER
                OF INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

                  VENTURE PACKAGING, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Delaware                                                       51-0368479
                  (STATE OR OTHER JURISDICTION                                            (IRS EMPLOYER
                OF INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

              VENTURE PACKAGING MIDWEST, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Delaware                                                       34-1809003
                  (STATE OR OTHER JURISDICTION                                            (IRS EMPLOYER
                OF INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

             VENTURE PACKAGING SOUTHEAST, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Delaware                                                       57-1029638
                  (STATE OR OTHER JURISDICTION                                            (IRS EMPLOYER
                OF INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

                   NIM HOLDINGS LIMITED
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        England and Wales                                                      N/A
                  (STATE OR OTHER JURISDICTION                                            (IRS EMPLOYER
                OF INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

                BERRY PLASTICS U.K. LIMITED
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        England and Wales                                                      N/A
                  (STATE OR OTHER JURISDICTION                                            (IRS EMPLOYER
                OF INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

                       KNIGHT PLASTICS, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          Delaware                                                         35-2056610
                (STATE OR OTHER JURISDICTION                                              (IRS EMPLOYER
              OF INCORPORATION OR ORGANIZATION)                                      IDENTIFICATION NUMBER)

                      CPI HOLDING CORPORATION
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          Delaware                                                         34-1820303
                (STATE OR OTHER JURISDICTION                                              (IRS EMPLOYER
              OF INCORPORATION OR ORGANIZATION)                                      IDENTIFICATION NUMBER)

                     CARDINAL PACKAGING, INC.
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Ohio                                                           34-1396561
                (STATE OR OTHER JURISDICTION                                              (IRS EMPLOYER
              OF INCORPORATION OR ORGANIZATION)                                      IDENTIFICATION NUMBER)

                    NORWICH ACQUISITION LIMITED
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      England and Wales                                                        N/A
                (STATE OR OTHER JURISDICTION                                              (IRS EMPLOYER
              OF INCORPORATION OR ORGANIZATION)                                      IDENTIFICATION NUMBER)

                      POLY-SEAL CORPORATION
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          Delaware                                                         52-0892112
                (STATE OR OTHER JURISDICTION                                              (IRS EMPLOYER
              OF INCORPORATION OR ORGANIZATION)                                      IDENTIFICATION NUMBER)

             BERRY PLASTICS ACQUISITION CORPORATION II
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          Delaware                                                          N/A
                (STATE OR OTHER JURISDICTION                                              (IRS EMPLOYER
              OF INCORPORATION OR ORGANIZATION)                                      IDENTIFICATION NUMBER)


              BERRY PLASTICS ACQUISITION CORPORATION III
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          Delaware                                                             N/A
                (STATE OR OTHER JURISDICTION                                              (IRS EMPLOYER
              OF INCORPORATION OR ORGANIZATION)                                      IDENTIFICATION NUMBER)



                               101 Oakley Street
                                Evansville, Indiana                                           47710
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                (ZIP CODE)




Registrant's  telephone  number,  including  area  code         (812)  424-2904
                                                                ---------------




             (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                AMENDMENT NO. 1


The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, Date of Report May 9, 2000, and filed May 24, 2000, as set forth in the pages attached hereto:

      ITEM 7 (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

      Audited Consolidated Financial Statements of Poly-Seal Corporation and
         Subsidiaries as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997
           Independent Auditors' Report of Ellin & Tucker, Chartered Consolidated Balance Sheets
           Consolidated Statements of Operations
           Consolidated Statements of Stockholders' Equity
           Consolidated Statements of Cash Flows
           Notes to Consolidated Financial Statements

      Unaudited Consolidated Financial Statements of Poly-Seal Corporation and
         Subsidiaries as of May 9, 2000 and for the period from January 1, 2000 to May 9, 2000:
           Consolidated Balance Sheets
           Consolidated Statements of Operations
           Consolidated Statements of Cash Flows
           Note to Consolidated Financial Statements

      ITEM 7 (B) PRO FORMA FINANCIAL INFORMATION

      Pro Forma Unaudited Condensed Consolidated Financial Statements of BPC
         Holding Corporation:
           Pro Forma Unaudited Condensed Consolidated Balance Sheets as of
             April 1, 2000
           Notes to Pro Forma Unaudited Condensed Consolidated Balance Sheets
             as of April 1, 2000
           Pro Forma Unaudited Condensed Consolidated Statements of Operations
             for the fiscal year ended January 1, 2000
           Notes to Pro Forma Unaudited Condensed Consolidated Statements of
             Operations for the fiscal year ended January 1, 2000
           Pro Forma Unaudited Condensed Consolidated Statements of Operations
             for the three months ended April 1, 2000
           Notes to Pro Forma Unaudited Condensed Consolidated Statements of
             Operations for the three months ended April 1, 2000
           UNAUDITED PRO FORMA FINANCIAL INFORMATION OF BERRY PLASTICS
             CORPORATION

                           INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Poly-Seal Corporation


We have audited the accompanying Consolidated Balance Sheets of Poly-Seal Corporation and Subsidiaries as of December 31, 1999 and 1998, and the related Consolidated Statements of Operations, Stockholders' Equity, and Cash Flows for the years ended December 31, 1999, 1998 and 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Poly-Seal Corporation and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years ended December 31, 1999, 1998 and 1997 in conformity with generally accepted accounting principles.


/s/ ELLIN & TUCKER, CHARTERED


ELLIN & TUCKER, CHARTERED
Certified Public Accountants

Baltimore, Maryland
February 22, 2000

                     POLY-SEAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                      ASSETS
                                      ------                          1999              1998
                                                                 --------------    --------------
CURRENT ASSETS:
---------------
     Cash and Cash Equivalents                                   $  3,002,012        $  618,544
     Investments (Note 2)                                              21,260            21,260
     Accounts Receivable, Net of allowance for Doubtful
        Accounts of $190,000 and $115,000                           6,169,703         6,645,697
     Inventories (Note 3)                                           8,685,662         8,105,224
     Income taxes Receivable                                              -             352,115
     Prepaid Expenses and Other Current Assets                        324,615           419,614
     Note Receivable (Note 10)                                      1,850,000               -
     Deferred Income Taxes (Note 8)                                   227,319           733,179
                                                                 --------------    --------------
          Total current assets                                     20,280,571        16,895,633

PROPERTY, PLANT, AND EQUIPMENT, AT
  COST - NET (Note 4)                                              19,454,513        20,591,173
                                                                 --------------    --------------

OTHER ASSETS:
-------------
   Note Receivable (Note 10)                                            -             1,850,000
   Advance Payments on Purchases of Property and
      Equipment                                                     2,554,518         1,428,117
   Other Assets (Note 9)                                              893,322           820,891
   Goodwill                                                           355,000           415,000
                                                                 --------------    --------------
        Total Other Assets                                          3,802,840         4,514,008
                                                                 --------------    --------------
        Total Assets                                            $  43,537,924     $  42,000,814
                                                                 ==============    ==============
                  (SEE INDEPENDENT AUDITORS' REPORT AND ACCOMPANYING NOTES)




                                   LIABILITIES AND STOCKHOLDERS' EQUITY
                                   ------------------------------------

                                                                      1999              1998
                                                                  --------------    --------------
    CURRENT LIABILITIES:
    --------------------
     Accounts Payable                                              $  2,364,146      $  2,785,245
     Accrued Expenses                                                 1,735,000         2,443,356
     Income Taxes Payable                                                99,112               -
     Current Maturities of Long-Term Debt (Note 7)                      800,000           800,000
                                                                  --------------    --------------
             Total current liabilities                                4,998,258         6,028,601

    LONG-TERM DEBT (Note 7)                                           3,283,333         4,083,333

    DEFERRED INCOME TAXES (Note 8)                                    2,177,428         1,865,922
                                                                  --------------    --------------
             Total Liabilities                                       10,459,019        11,977,856
                                                                  --------------    --------------
    COMMITMENTS (Note 14)

    STOCKHOLDERS' EQUITY (NOTE 5):
    ------------------------------
     Common Stock; $.005 Par Value; Authorized
         1,500,000 Shares; Issued 1,215,400 Shares;
         Outstanding 1,051,578 and 1,042,078 Shares                       6,077             6,077
     Additional Paid-in Capital                                       7,247,150         7,148,938
     Additional Paid-in Capital - Stock Options                          97,001            91,389
     Retained Earnings                                               29,055,638        26,170,243
     Notes Receivable                                                  (120,385)              -
     Treasury Stock, at Cost; 163,822 and 173,322 Shares             (3,206,576)       (3,393,689)
                                                                  --------------    --------------
                Total Stockholders' Equity                           33,078,905        30,022,958
                                                                  --------------    --------------
                Total Liabilities and Stockholders' Equity         $ 43,537,924     $  42,000,814
                                                                  ==============    ==============



                    POLY-SEAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997




                                                      ------------------------------------------
                                                           1999          1998          1997
                                                      ------------------------------------------
NET SALES                                             $ 49,828,139   $48,384,657   $49,751,529
COST OF SALES                                           37,438,877    40,861,014    40,793,104
                                                      ------------------------------------------
    Gross Profit                                        12,389,262     7,523,643     8,958,425


SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES            7,248,037     7,546,893     7,603,633
                                                      ------------------------------------------
    Income (Loss) from Operations                        5,141,225       (23,250)    1,354,792
                                                      ------------------------------------------

OTHER INCOME (EXPENSE):
   Interest Expense                                       (290,091)     (338,142)     (230,554)
   Restructuring and Idle Facility Expenses (Note 10)          -        (514,289)   (1,491,890)
   Gain (Loss) on Disposal of Property, Plant, and
      Equipment (Note 10)                                  (10,229)      222,400       737,076
   Shut Down Costs (Note 11)                                   -        (455,974)          -
   Unusual Expenses (Note 12)                             (152,417)                 -                  -
   Other Income - Net                                      464,433       367,916       184,277
                                                      ------------------------------------------
            Total Other Income (Expense)                    11,696      (718,089)     (801,091)
                                                      ------------------------------------------
            Income (Loss) Before Income Taxes            5,152,921      (741,339)      553,701

INCOME TAX (BENEFIT) EXPENSE (Note 8)                    2,017,427      (285,495)      224,127
                                                      ------------------------------------------
   Net Income (Loss)                                  $  3,135,494    $ (455,844)     $329,574
                                                      =============   ============    =========

       (See Independent Auditors' Report and Accompanying Notes)

                 POLY-SEAL CORPORATION AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
           FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                      COMMON STOCK
                                  --------------------
                                                                  ADDITIONAL
                                                      ADDITIONAL    PAID-IN                                       UNEARNED
                                   NUMBER               PAID-IN     CAPITAL-                                     PORTION OF
                                     OF                 CAPITAL      STOCK
                                   SHARES     AMOUNT                OPTIONS
                                  -------------------------------------------
BALANCE AT January 1, 1997, AS     1,215,400 $ 6,077  $7,794,739    $ -
PREVIOUSLY REPORTED
  Cumulative Effect on Prior
    Years of Retroactive
    Restatement for
    Accounting Change (Note 1)         -         -          -         -
  Prior Period Adjustment (Note 16)    -         -          -         -
                                  ------------------------------------------
BALANCE AT JANUARY 1, 1997, AS     1,215,400   6,077  7,794,739       -
RESTATED
  Purchase of 25,150 Shares of
    Common Stock at Prices Ranging
    from $10.00 to $19.61 Per
    Share                              -         -     (148,131)      -
  Sale of 1,500 Shares of Treasury     -         -          -
    Stock At $18.41 per share
  Net Income                           -         -          -         -
  Compensation Expense
  Cash Dividends, $0.24 Per Share      -         -          -         -
                                  ------------------------------------------
BALANCE AT December 31, 1997       1,215,400   6,077   7,646,608      -

  Purchase of 43,722 Shares of
   Common Stock at Prices Ranging
   from $10.00 To $22.61 Per Share     -         -      (497,670)     -
  Net Loss                             -         -                    -
  Compensation Expense                 -         -          -       91,389
  Cash Dividends, $0.24 Per Share      -         -          -         -
                                  ------------------------------------------
BALANCE AT DECEMBER 31, 1998       1,215,400   6,077   7,148,938    91,389

  Exercise of 9,500 Stock Options
   at Prices Ranging $5.00 to
   $18.41 Per Share                 -            -       (12,218)  (54,510)
  Tax Benefit of Stock Option
   Exercise                         -            -       110,430      -
  Net Income                        -            -          -         -
  Compensation Expense              -            -          -       60,122
  Cash Dividends, $0.24 Per Share   -            -          -         -
                                  ------------------------------------------
BALANCE AT DECEMBER 31, 1999       1,215,400  $6,077  $7,247,150   $97,001
                                   =========  ======  ==========   =======

           (See Independent Auditors' Report and Accompanying Notes)


                 POLY-SEAL CORPORATION AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY, CONTINUED
           FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



                                                                       UNEARNED
                                                                      PORTION OF
                                   TREASURY   RETAINED     NOTES      RESTRICTED
                                    STOCK    EARNINGS   RECEIVABLE     STOCK     TOTAL
                                 ------------------------------------------------------------
BALANCE AT January 1, 1997, AS   $(2,290,576) $26,965,075 $(281,000)  $(816,502) $31,377,813
PREVIOUSLY REPORTED
  Cumulative Effect on Prior
    Years of Retroactive
    Restatement for
    Accounting Change (Note 1)         -          314,793      -           -         314,793
  Prior Period Adjustment (Note 16)    -         (465,000)     -           -        (465,000)
                                  ------------------------------------------------------------
BALANCE AT JANUARY 1, 1997, AS    (2,290,576)  26,814,868  (281,000)   (816,502)  31,227,606
RESTATED
  Purchase of 25,150 Shares of
    Common Stock at Prices Ranging
    from $10.00 to $19.61 Per
    Share                           (419,084)      -         48,000     148,131     (371,084)
  Sale of 1,500 Shares of Treasury    27,615       -           -           -          27,615
    Stock At $18.41 per share
  Net Income                           -          329,574      -           -         329,574
  Compensation Expense                                                  162,920      162,920
  Cash Dividends, $0.24 Per Share                (263,607)                          (263,607)
                                  -------------------------------------------------------------
BALANCE AT December 31, 1997      (2,682,045)  26,880,835  (233,000)   (505,451)  31,113,024

  Purchase of 43,722 Shares of
   Common Stock at Prices Ranging
   from $10.00 To $22.61 Per Share  (711,644)      -        233,000     497,670     (478,644)
  Net Loss                             -         (455,844)     -           -        (455,844)
  Compensation Expense                 -           -           -          7,781       99,170
  Cash Dividends, $0.24 Per Share      -         (254,748)     -           -        (254,748)
                                  -------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998      (3,393,689)  26,170,243      -           -      30,022,958

  Exercise of 9,500 Stock Options
   at Prices Ranging $5.00 to
   $18.41 Per Share                  187,113       -       (120,385)       -            -
  Tax Benefit of Stock Option
   Exercise                            -           -           -           -         110,430
  Net Income                           -        3,135,494      -           -       3,135,494
  Compensation Expense                 -           -           -           -          60,122
  Cash Dividends, $0.24 Per Share      -         (250,099)     -           -        (250,099)
                                  -------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999     $(3,206,576) $29,055,638 $(120,385)    $        $33,078,905
                                 ============ =========== ==========    =======  ===========
           (See Independent Auditors' Report and Accompanying Notes)




                    POLY-SEAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                           YEAR ENDED

                                                          --------------------------------------------
                                                               1999          1998           1997
                                                          --------------------------------------------
OPERATING ACTIVITIES
Net Income (Loss)                                         $ 3,135,494    $ (455,844)     $ 329,574
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET
   CASH PROVIDED BY OPERATING ACTIVITIES:
         Depreciation                                       4,627,447     4,107,273      3,925,871
         Amortization of unearned portion of                     -            7,780        162,920
           restricted stock
         Compensation Expense - stock options                  60,122        91,389           -
         Deferred income taxes                                817,366      (264,396)        53,790
         Gain on sale of investments                             -           (1,837)        (1,532)
         (Gain) loss on sale of property and equipment         10,229      (222,400)      (737,076)
         (Increase) Decrease in accounts receivable           475,994      (356,735)     1,396,039
         (Increase) Decrease in inventories                  (580,438)    1,616,277        279,243
         (Increase) Decrease in prepaid expenses and
           other current assets                                94,999       (54,455)       (23,560)
         (Increase) Decrease in other assets                  (11,471)      216,141        (90,425)
         Increase (Decrease) in accounts payable
           and accrued expenses                            (1,129,455)     (541,406)       564,916
         (Increase) Decrease in income taxes receivable       352,115      (281,560)        39,352
         Increase in income taxes payable                      99,112          -              -
                                                          --------------------------------------------
Net cash provided by operating activities                   7,951,514     3,860,227      5,899,112

INVESTING ACTIVITIES
   Purchases and construction of property and              (4,523,377)   (5,657,802)    (6,669,433)
     equipment
   Proceeds from sale of property and equipment                  -          384,706      1,466,041
   Proceeds from sales of investments                            -           32,390        152,137
   Investment in license agreements                          (105,000)     (150,000)          -
                                                          --------------------------------------------
Net cash used in investing activities                      (4,628,377)   (5,390,706)    (5,051,255)
                                                          --------------------------------------------
FINANCING ACTIVITIES
   Proceeds from long-term debt                                  -        2,000,000           -
   Principle payments on long-term debt                      (800,000)     (583,334)      (400,000)
   Purchase of treasury stock                                    -          (62,328)      (371,084)
   Tax benefit of stock option exercise                       110,430          -              -
   Proceeds from sale of treasury stock                          -             -            27,615
   Payments of dividends                                     (250,099)     (254,748)      (263,607)
                                                          --------------------------------------------
Net cash provided by (used in) financing activities          (939,669)    1,099,590     (1,007,076)
                                                          --------------------------------------------
Net increase (decrease) in cash and cash equivalents        2,383,468      (430,889)      (159,219)

Cash and cash equivalents - Beginning of year                 618,544     1,049,433      1,208,652
                                                          --------------------------------------------
Cash and cash equivalents - End of year                   $ 3,002,012    $  618,544    $ 1,049,433
                                                          ============================================

           (See Independent Auditors' Report and Accompanying Notes)

                    POLY-SEAL CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------
    NATURE OF OPERATIONS
    --------------------
    Poly-Seal Corporation and its subsidiaries are manufacturers of compression and injection molded plastic closures and figments, which are sold to customers located throughout the United States.

    USE OF ESTIMATES
    ----------------
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    PRINCIPLES OF CONSOLIDATION
    ---------------------------
    The consolidated financial statements include the accounts of Poly-Seal Corporation and its wholly-owned subsidiaries, Moldcraft Plastics, Inc.
    (Moldcraft) and Supply-Line, Inc. (collectively referred to as the Company). Intercompany transactions and balances have been eliminated. As of December 31, 1999, the subsidiaries were merged into Poly-Seal Corporation.

    CASH AND CASH EQUIVALENTS
    -------------------------
    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    The Company has cash and cash equivalents in a major financial institution which at times may exceed the FDIC insurance limit. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.



                       (See Independent Auditors' Report)

                    POLY-SEAL CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



    INVENTORIES
    -----------
    Inventories are  valued at the lower of cost, using the first-in, first-out
    (FIFO) method, or market.

   During 1998, the Company changed its method of determining the cost of inventories from the last-in, first-out (LIFO) method to the FIFO method. The Company believes the FIFO method results in a closer matching of costs and revenue during periods of fluctuating prices. The cumulative effect of this change on financial statements prior to 1997 has been recorded as a prior period adjustment. The financial statements for 1997 have been retroactively restated for the change, which resulted in a decrease in net income of $314,793 (net of taxes of $192,939).

    DEPRECIATION
    ------------
    Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets.

    AMORTIZATION
    ------------
    Goodwill is being amortized on a straight-line basis over 15 years.

    INCOME TAXES
    ------------
    Deferred income taxes are provided on temporary differences between financial statement and income tax reporting, arising principally from the use of accelerated methods of depreciation for income tax purposes.

    NET INCOME PER SHARE
    --------------------
   Net income per share is based on the weighted average number of common shares outstanding during the year.

   RECLASSIFICATIONS
   -----------------
   Certain amounts in the 1998 financial statements have been reclassified to conform to the 1999 presentation.

                       (See Independent Auditors' Report)

                    POLY-SEAL CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED



2.  INVESTMENTS
    -----------
   Marketable equity securities have been classified as available-for-sale and are stated at cost, which approximates fair value. The corporate bond is classified as available-for-sale and carried at amortized cost, which approximates fair value. The Company's investment portfolio at December 31, 1999 and 1998 consisted of the following:

                                                  1999        1998
                                                --------    ---------
   Equity Securities                            $  1,288    $  1,288
   Corporate Bond                                 19,972      19,972
                                                --------    ---------
                                                $ 21,260    $ 21,260
                                                ========    =========

    The bond held at December 31, 1999 matures in 2010.

3.   INVENTORIES
     -----------
     Inventories at December 31, 1999 and 1998 consisted of the following:

                                                   1999          1998
                                                ----------    ----------
     Raw Materials                              $1,942,225    $1,683,612
     Work-in-Process                             1,630,165     1,802,512
     Finished Goods                              5,113,272     4,619,100
                                                ----------    ----------
                                                $8,685,662    $8,105,224
                                                ==========    ==========




                       (See Independent Auditors' Report)

                    POLY-SEAL CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED



4.   PROPERTY, PLANT, AND EQUIPMENT
     ------------------------------
     At December 31, 1999 and 1998, property, plant, and equipment consisted of the following:

                                                   1999           1998
                                                -----------    -----------
     Land                                       $   500,000    $   500,000
     Buildings and Improvements                   9,742,105      9,697,357
     Machinery and Equipment                     25,296,084     23,774,398
     Molds                                        9,767,981      8,108,355
     Automobiles                                     60,984        128,318
     Computer Equipment                           3,883,947      3,731,652
     Furniture and Fixtures                         682,130        673,769
                                                -----------    -----------
         Total Cost                              49,933,231     46,613,849
     Less:  Accumulated Depreciation             30,478,718     26,022,676
                                                -----------    -----------
         Property, Plant and Equipment           19,454,513     20,591,173
                                                ===========    ===========


5.   STOCK OPTION PLANS
     ------------------
     The Company's Restricted Stock Option Plan (1987 Plan) provided for the grant of options to key managerial employees that were immediately exercisable for the purchase of restricted common stock generally at a price below the formula value (estimated fair value) of the stock. As part of the 1987 Plan, the Company agreed to finance the purchase through notes. The restrictions, which lapsed ratably over a 10-year period, generally provided the Company the right to repurchase unvested shares at the original exercise price. Deferred compensation was recorded equal to the difference between the exercise price and the formula value and was amortized to expense as the restrictions lapsed. Deferred compensation expense was $7,781 and $162,920 for the years ended December 31, 1998 and 1997, respectively.

                       (See Independent Auditors' Report)

                       POLY-SEAL CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED



     The 1987 Plan expired in December 1997 and, during 1998, the Company repurchased 23,881 shares of common stock, representing all of the outstanding shares still subject to restrictions, for $30,038 in cash and the cancellation of notes receivable of $233,000. In connection with that transaction, additional paid-in capital was reduced by $497,670, representing the remaining amount of unrecognized deferred compensation.

     During 1997, the Company adopted a stock option plan (1997 Plan) under which key managerial employees may purchase common stock. The 1997 Plan authorizes the issuance of up to 150,000 options. Employees become 33% vested in the options two years after the grant date, 66% vested three years after the grant date, and 100% vested four years after the grant date. The excess of the fair market value of common stock (determined by formula) at date of grant over the exercise price is recognized as compensation expense as employees vest in the options. The options issued under the 1997 Plan are being accounted for in accordance with Opinion 25 of the Accounting Principles Board (APB No. 25). The Company recognized compensation expense of $60,122 in 1999, $91,389 in 1998, and $0 in 1997, under the 1997 Plan. Had compensation expense been determined on the basis of fair value pursuant to Financial Accounting Standard No. 123, 1999, 1998 and 1997 net income would have been reduced by $59,916, $52,329 and $0, respectively.

                       (See Independent Auditors' Report)

                       POLY-SEAL CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


     The table below sets forth information regarding options granted under the 1997 Plan:

                                                            Weighted
                                             Weighted       Average
                               Number of     Average       Fair Value         Range of
                                Options   Exercise Price   of Options     Exercise Prices
                              ----------  --------------  ------------    ---------------

     Options Outstanding,
        January 1, 1997             -               -             -                  -
     Granted                     78,500   $        16.33  $       4.49    $   5.00-$18.41
                              ----------
     Options Outstanding,
        December 31, 1997        78,500            16.33          4.49        5.00- 18.41
     Granted                     21,000            10.00         10.60              10.00
                              ----------
     Options Outstanding,
        December 31, 1998        99,500            14.99          5.78        5.00- 18.41
     Granted                     33,500            18.74          2.26              18.74
     Cancelled                  (29,000)           16.53          4.57       10.00- 18.41
     Exercised                   (9,500)           12.67          7.40        5.00- 18.41
                              ----------
     Options Outstanding,
        December 31, 1999        94,500                                       5.00- 18.41
                              ==========

     At December  31,  1999,  9,166  options  were  exercisable.   The weighted
     average remaining term for all options at December 31, 1999 is nine years.

                       (See Independent Auditors' Report)

                    POLY-SEAL CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


     The Black Scholes option pricing model was used to estimate the fair value of the options as of the date of the grant. The assumptions used to determine the fair value included:

     Annual Dividend Rate             $   0.24   $   0.24   $   0.24
     Volatility                           0.0%       0.0%       0.0%
     Risk Free Interest Rate              5.4%       4.7%       4.7%


6.   NOTE PAYABLE
     ------------
   The Company has available unsecured working capital lines of credit totaling $8 million with two banks. The lines are renewable annually. Loans bear interest at either fixed or variable rates (as defined in the loan agreement) at the election of the Company. At December 31, 1999, the Company had $188,000 in letters of credit outstanding under a line of credit. In addition, the Company has available lines of credit for the acquisition of tooling and equipment, which expire in July 2001. At December 31, 1999, approximately $5.6 million was available under the equipment lines of credit.

7.   LONG-TERM DEBT
     --------------
     As of December 31, 1999 and 1998, long-term debt consisted of the following:

                                                    1999             1998
                                                --------------   --------------
     Banks; monthly payments of $33,334 plus
       interest at LIBOR plus .625% until
       August 2006                               $ 2,666,666      $ 3,066,666
     Bank; monthly payments of $33,334 plus
       interest at LIBOR plus .625% until
       August 2003                                 1,416,667        1,816,667
                                                --------------   --------------
                                                   4,083,333        4,883,333
     Less:  Current Maturities                       800,000          800,000
                                                --------------   --------------
                                                 $ 3,283,333      $ 4,083,333
                                                ==============   ==============

                       (See Independent Auditors' Report)

                    POLY-SEAL CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


     Maturities of long-term debt at December 31, 1999 for the next five years were as follows:

     Year Ending December 31, 2000                            $ 800,000
                              2001                              800,000
                              2002                              800,000
                              2003                              616,667
                              2004                              400,008

     The Company is required to maintain certain financial ratios.

     To reduce the impact of changes in interest rates on its floating rate long-term debt, the Company entered into an interest rate swap agreement with its bank. The agreement entitles the Company to receive from its bank, on a monthly basis, the amount of any interest paid by the Company in excess of 6.465% on $1,942,000 of outstanding loans through August 2006.

				(See Independent Auditors' Report)

                    POLY-SEAL CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

8.  INCOME TAXES
    ------------
     The provision (benefit) for income taxes consisted of the following:

                                                   1999        1998         1997
                                              ---------------------------------------
     Current                                   $1,200,061   $ (21,100)   $ 170,338
     Deferred                                     817,366    (264,395)      53,789
                                              ---------------------------------------
        Provision (Benefit) for Income Taxes   $2,017,427   $(285,495)   $ 224,127
                                               ==========   ==========   =========

     Deferred tax assets and liabilities at December 31, 1999 and 1998 were as follows:

                                                        1999           1998
                                                    ------------   ------------
     Deferred Tax Assets                            $   394,440    $   992,506
     Deferred Tax Liabilities                        (2,344,549)    (2,125,249)


9.   EMPLOYEE RETIREMENT PLANS
     -------------------------
   The Company maintains two separate defined benefit pension plans. The plans cover the Poly-Seal union employees and the Moldcraft salaried and clerical employees. In 1998 and 1997, the Company maintained an additional defined benefit pension plan covering the Moldcraft union employees. The Moldcraft union pension plan was terminated on December 15, 1998. All distributions were made in accordance with ERISA guidelines.

				(See Independent Auditors' Report)

                    POLY-SEAL CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


   The following table provides further information about the plan and amounts recognized in the Consolidated Balance Sheets:

                                                   1999        1998         1997
                                              ---------------------------------------
     Fair Value of Plan Assets                $ 4,367,449  $ 3,738,447   $ 3,755,329
     Less:  Benefit Obligation                  3,296,774    3,765,658     3,354,993
                                              ---------------------------------------
         Funded Status                        $ 1,070,675  $   (27,211)  $   400,336
                                              ===========  ============  ===========
     Prepaid Pension Cost Recognized as
        Other Assets                          $   682,392  $   670,921   $   792,704

     Pension Cost                                 205,076      240,737       194,486
     Employer Contributions                       252,184      123,542       299,911
     Benefits Paid                                101,373       88,009        90,158

     Weighted average assumptions are as follows:

                                                   1999        1998         1997
                                              ---------------------------------------
     Poly-Seal (as of September 30):
     -------------------------------
       Discount Rate                               7.50%       6.25%        6.75%
       Expected Return on Plan Assets              8.50%       7.25%        7.50%
       Rate of Compensation Increase                 -           -            -

     Moldcraft (as of December 31):
     ------------------------------
       Discount Rate                               7.00%       7.50%        7.50%
       Expected Return on Plan Assets              8.50%       8.50%        8.50%
       Rate of Compensation Increase                 -           -            -

				(See Independent Auditors' Report)

                    POLY-SEAL CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


  The Company also maintains a money purchase pension plan for qualified nonunion employees to which it contributes 9% of compensation, as defined in the plan. Contributions for the years ended December 31, 1999, 1998 and 1997 were $397,371, $439,062 and $488,091, respectively. In addition, the Company also maintains two separate 401(k) plans that cover Poly-seal salaried and union employees, respectively. There were no contributions to either plan during the years ended December 31, 1999, 1998 and 1997.

10.  RESTRUCTURING OF OPERATIONS
     ---------------------------
     In 1996, management adopted a plan to consolidate the operations of three of its manufacturing facilities into one facility. The consolidation of these operations was completed during 1998. In December 1997, the Company sold the land and building at its Pulaski manufacturing facility. This sale resulted in a gain of $1,047,455.

     In January 1998, the Company sold the land, building, and certain machinery and equipment at its Shannon Drive manufacturing facility for cash and a note receivable. The sale resulted in a loss of approximately $214,000, which is reflected in the 1997 Consolidated Statement of Operations. The Company received the proceeds of the note in February 2000.

     Certain costs associated with maintaining the above two facilities subsequent to the consolidation of their respective operations have been presented as Restructuring and Idle Facility Expenses in the accompanying Consolidated Statements of Operations.

     In addition, the consolidation resulted in the termination of certain employees. The Company recorded $300,000 for severance pay relating to these terminations, which is included in Restructuring and Idle Facility Expenses in the accompanying 1998 Consolidated Statement of Operations.

11. SHUT DOWN COSTS
   ---------------
     During 1998, the Company shut down its Holabird Plant for a 2-week period in response to a health related event. The costs for remediation, payroll costs, and other related costs to restart operations have been presented as shut down costs in the accompanying Consolidated Statement of Operations. The Company is negotiating with a third-party contractor for reimbursement of these costs.

				(See Independent Auditors' Report)

                    POLY-SEAL CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


12.  UNUSUAL EXPENSES
     ----------------
     During 1999, the Company experienced a fire, which was contained to the cooling tower equipment on the roof of its Holabird plant. The costs for repairs and temporary replacement of assets have been presented as unusual expenses in the accompanying Consolidated Statement of Operations. The Company is pursuing reimbursement of these expenses through its property and casualty insurance coverage and through a potential legal claim.


13.  SUPPLEMENTAL CASH FLOW INFORMATION
     ----------------------------------
     Cash paid during the years ended December 31, 1999, 1998 and 1997 included the following:

                                                   1999        1998         1997
                                              ---------------------------------------
     Income Taxes                               $ 951,200   $ 208,000    $ 102,400
     Interest                                     285,894     339,349      231,131

     During the year ended December 31, 1999, stock options were exercised for notes receivable of $120,385 (Note 5).

     During the year ended December 31, 1998, purchases of treasury stock resulted in a reduction in notes receivable of $233,000 and an increase in accrued liabilities of $416,316. In January 1998, the Company sold a building in exchange for a note receivable in the amount of $1,850,000
     (Note 10).

     During the year ended December 31, 1997, purchases of treasury stock resulted in a reduction of notes receivable of $48,000.

				(See Independent Auditors' Report)

                    POLY-SEAL CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


14.  COMMITMENTS
     -----------
     LEASES
     ------
   The  Company  leases a warehouse facility and a sales office under operating leases expiring in  various  years  through  the year 2003.  The Company has an option to renew the warehouse facility lease for  six  years.  The Company also leases vehicles and office equipment under operating leases through 2003.

     Future minimum lease payments required under operating leases are as follows:

     Year Ending December 31, 2000                     $  443,234
                              2001                        408,690
                              2002                        404,548
                              2003                        365,678



   Rent expense for the years ended December 31, 1999, 1998 and 1997 was $478,714, $653,670 and $426,445, respectively.

     STOCK REPURCHASE
     ----------------
     The  Company has granted certain stockholders, who purchased common  stock under  the  1987  Plan, the right to require the Company to repurchase the shares at formula value. At December 31, 1999, the aggregate formula value of these shares was $1,076,000.


15.  SUBSEQUENT EVENT
     ----------------
     On December 28, 1999, the Company's shareholders signed a letter of intent to sell all the Company's  outstanding  common  stock  to  Berry  Plastics
     Corporation.   The  terms of the Company's long-term debt allow the lender to accelerate the debt  upon  a  change  in  the majority ownership of the
     Company.   In addition, currently outstanding stock  options  will  become vested under  the  terms  of  the  stock  option plan.  The transaction is expected to close during the first quarter of 2000.

16.  PRIOR PERIOD ADJUSTMENT
     -----------------------
     During 1999, the Company determined the accrued vacation liability for the years prior to 1999 had not been properly recorded.  As a result, retained earnings at January 1, 1997 have been reduced by $465,000.

                       (See Independent Auditors' Report)


                    Poly-Seal Corporation and Subsidiaries
                          Consolidated Balance Sheets
                                  May 9, 2000
                           (In Thousands of Dollars)


                                                                                (UNAUDITED)
    Assets
    Current assets:
      Cash and cash equivalents                                                 $      349
      Accounts receivable(less allowance for doubtful accounts of $182)              5,884
      Inventories                                                                    9,724
      Other current assets                                                             151
                                                                                -------------
    Total current assets                                                            16,108

    Property and equipment, cost                                                    54,263
    Property and equipment, accumulated depreciation                               (32,252)
                                                                                -------------
         Property and equipment, net                                                22,011
    Intangible assets, net                                                             524
    Other assets                                                                     1,882
                                                                                -------------
    Total assets                                                                 $  40,525
                                                                                =============



                                                                                 (UNAUDITED)

    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    Current liabilities:
      Accounts payable                                                          $    1,294
      Accrued expenses and other liabilities                                         1,822
      Current portion of long-term debt                                                800
                                                                               -------------
    Total current liabilities                                                        3,916

    Long-term debt, less current portion                                             2,233
    Other liabilities                                                                2,177
                                                                               -------------
         Total liabilities                                                           8,326

    Stockholders' equity                                                            21,199
                                                                               -------------
    Total liabilities and stockholders' equity                                   $  40,525
                                                                               =============


                            SEE ACCOMPANYING NOTE.

                    Poly-Seal Corporation and Subsidiaries
                     Consolidated Statements of Operations
              For the period from January 1, 2000 to May 9, 2000
                           (In Thousands of Dollars)




                                                                               (UNAUDITED)
   Net sales                                                                    $ 17,060
   Cost of goods sold                                                             16,244
                                                                              -------------
   Gross margin                                                                      816
   Operating expenses:
      Selling                                                                        919
      General and administrative                                                   1,021
      Other                                                                          694
                                                                              -------------
   Operating loss                                                                 (1,818)

   Other income:
      Interest income                                                                 40
      Other income                                                                   121
                                                                              -------------
   Loss before income taxes                                                       (1,657)
   Income tax benefit                                                               (693)
                                                                              -------------
   Net loss                                                                      $  (964)
                                                                              =============

SEE ACCOMPANYING NOTE

                    Poly-Seal Corporation and Subsidiaries
                     Consolidated Statements of Cash Flows
              For the period from January 1, 2000 to May 9, 2000
                           (In Thousands of Dollars)


                                                                            UNAUDITED

  OPERATING ACTIVITIES
  Net loss                                                                  $  (964)
  Adjustments  to  reconcile  net  loss  to  net  cash provided by operating activities:
        Depreciation                                                          1,815
        Deferred income taxes                                                    30
        Amortization                                                             27
        Changes in operating assets and liabilities:
           Accounts receivable, net                                             286
           Inventories                                                       (1,039)
           Prepaid expenses and other receivables                                81
           Payables and accrued expenses                                       (786)
           Income taxes payable                                              (1,206)
                                                                          -------------
Net cash used for operating activities                                       (1,756)

INVESTING ACTIVITIES
Additions to property and equipment                                          (1,775)
                                                                          -------------
Net cash used for investing activities                                       (1,775)

FINANCING ACTIVITIES
Long-term notes receivable                                                    1,970
Payments on long-term borrowings                                             (1,050)
Payments of dividends                                                           (63)
                                                                          -------------
Net cash provided by financing activities                                       857
                                                                          -------------
Net decrease in cash and cash equivalents                                    (2,674)
Cash and cash equivalents at beginning of period                              3,023
                                                                          -------------
Cash and cash equivalents at end of period                                $     349
                                                                          =============

                            SEE ACCOMPANYING NOTE.

                    Poly-Seal Corporation and Subsidiaries
                   Note to Consolidated Financial Statements
                           (In Thousands of Dollars)
   As of May 9, 2000 and for the period from January 1, 2000 to May 9, 2000

The unaudited consolidated financial statements of Poly-Seal Corporation and Subsidiaries as of May 9, 2000 and for the period from January 1, 2000 to May 9, 2000 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the period presented are not necessarily indicative of the results that may be expected for the full fiscal year. These statements should be read in conjunction with the consolidated audited financial statements of Poly-Seal Corporation as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 included in this Form 8-K/A.

Comparative consolidated financial statements as of May 9, 1999 and for the period from January 1, 1999 to May 9, 1999 have not been presented as these statements were not available.

                            BPC HOLDING CORPORATION
        PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)


The following unaudited pro forma condensed consolidated balance sheet and pro forma condensed consolidated statements of operations (collectively, the "Pro Forma Statements") give effect to the purchase of the outstanding common stock of Poly-Seal Corporation ("Poly-Seal") and CPI Holding Corporation ("CPI Holding") by Berry Plastics Corporation ("Berry"). Berry is a wholly owned subsidiary of BPC Holding Corporation ("Holding").

The pro forma information is based on the historical consolidated financial statements of Holding, the historical financial statements of Poly-Seal and CPI Holding, giving effect to the acquisitions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma condensed balance sheet gives effect to the acquisitions as if they had occurred April 1, 2000 and the condensed statements of operations give effect to the acquisitions as if it had occurred at the beginning of the respective period. There are no pro forma condensed balance sheet adjustments as of April 1, 2000 for the acquisition of CPI Holding as these adjustments are reflected in Holding's historical balances as of April 1, 2000. There are no pro forma condensed consolidated statement of operations adjustments for the three months ended April 1, 2000 for the acquisition of CPI Holding as the operations of this business are included in Holding's historical balances from January 2, 2000 through April 1, 2000.

The Pro Forma Statements do not purport to represent what Holding's consolidated financial position or results of operations would actually have been if such transactions had in fact occurred on such dates or to project Holding's consolidated financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and upon assumptions that Holding believes to be reasonable. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and related notes of Holding included within its Annual Report on Form 10-K for the year ended January 1, 2000, with the audited consolidated financial statements and related notes of Poly-Seal as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 included in this Form 8-K/A, and with Form 8-K/A filed on September 20, 1999 which provides similar information related to the acquisition of CPI Holding.

                            BPC HOLDING CORPORATION
           PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

                                                                                APRIL 1, 2000
                                         ----------------------------------------------------------------------------------
                                               HOLDING             POLY-SEAL            PRO FORMA           CONSOLIDATED
                                             HISTORICAL           HISTORICAL           ADJUSTMENTS            PRO FORMA
                                         ------------------    -----------------    -----------------    ------------------
  ASSETS                                     (UNAUDITED)          (UNAUDITED)
    Current assets
    Cash and cash equivalents               $     2,707           $    4,459          $      -               $    7,166
    Accounts receivable                          49,164                6,256                 -                   55,420
    Inventories                                  44,514                9,210                 -                   53,724
    Other current assets                          5,389                  424                 -                    5,813
                                         ------------------    -----------------    -----------------    ------------------
        Total current assets                    101,774               20,349                 -                  122,123
    Property and equipment, net                 146,611               21,918             4,148       (a)        172,677
    Intangible assets, net                       99,992                  536            19,225       (b)        119,753
    Other assets                                  2,339                  780                 -                    3,119
                                         ------------------    -----------------    -----------------    ------------------
        Total assets                          $ 350,716            $  43,583           $23,373                 $417,672
                                         ==================    =================    =================    ==================

  LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
         Accounts payable                    $   30,003           $   1,333            $     -               $   31,336
         Accrued liabilities                     35,977               2,484                  -                   38,461
         Current portion of long-term debt       21,593                 800              1,857       (c)         24,250
                                         ------------------    -----------------    -----------------    ------------------
             Total current liabilities           87,573               4,617              1,857                   94,047
    Long-term debt, less current portion        390,222               3,083             30,222       (d)        423,527
    Other liabilities                            13,843               2,177                  -                   16,022
                                         ------------------    -----------------    -----------------    ------------------
             Total liabilities                  491,638               9,877             32,079                  533,594
    Stockholders' equity (deficit):
     Total stockholders' equity (deficit)      (140,922)             33,706             (8,706)      (e)       (115,922)
                                         ------------------    -----------------    -----------------    ------------------
            Total liabilities and
                stockholders' equity          $ 350,716            $ 43,583            $23,373                 $417,672
                                         ==================    =================    =================    ==================

                            SEE ACCOMPANYING NOTE.

                            BPC HOLDING CORPORATION
                    NOTES TO PRO FORMA UNAUDITED CONDENSED
                          CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)


The historical balance sheet presented for Holding is as of April 1, 2000, and the historical balance sheet presented for Poly-Seal is as of March 31,
2000.   The following adjustments reflect the acquisition of the common stock of Poly-Seal and the repayment of the outstanding debt of  Poly-Seal on a pro forma basis using proceeds from additional borrowings under Berry's credit facility and the issuance by Holding of $25.0 million of
14% preferred stock. The pro forma allocations to the assets acquired and liabilities assumed have been made using estimates by management and may be adjusted subsequently. The amount allocated to cost in excess of assets acquired may be subsequently adjusted but any such adjustment is not
expected  to  be  material.   The cost in excess of net assets acquired will
be amortized by the straight-line method over a period of 15 years.

(a)  Adjustment to property and equipment, net:
          Write up to fair market value                                                          $ 4,148
                                                                                               ============
(b)  Adjustment to intangible assets, net:
          Allocation of excess of purchase price over net assets acquired to
               intangible assets                                                                $ 19,225
                                                                                               ============
(c)  Adjustments to current portion of long-term debt:
          Repayment of debt                                                                     $   (800)
          Additional current borrowings under credit facility                                      2,657
                                                                                               ------------
          Net change in current portion of long-term debt                                       $  1,857
                                                                                               ============
(d)  Adjustments to long-term debt, excluding current portion:
          Repayment of debt                                                                     $ (3,083)
          Additional borrowings under credit facility                                             33,305
                                                                                               ------------
          Net change in long-term debt, excluding current portion                               $ 30,222
                                                                                               ============
(e)  Adjustments to stockholders' equity:
          Elimination of equity prior to acquisition                                            $(33,706)
          Additional  paid  in  capital  by Holding through the issuance by
               Holding of 14% preferred stock                                                     25,000
                                                                                               ------------
          Net change in stockholders' equity                                                    $ (8,706)
                                                                                               ============

                            BPC HOLDING CORPORATION
      PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                                                                           FISCAL 1999
                                --------------------------------------------------------------------------------------------
                                     HOLDING        POLY-SEAL        CPI HOLDING        PRO FORMA         CONSOLIDATED
                                   HISTORICAL       HISTORICAL        HISTORICAL        ADJUSTMENTS         PRO FORMA
                                ----------------------------------------------------------------------------------------
Net sales                         $  328,834       $  49,828          $  31,327        $     -            $  409,989
Cost of goods sold                   241,067          37,439             25,674              -               304,180
                                ---------------   -------------     ---------------  ----------------    ---------------
Gross margin                          87,767          12,389              5,653              -               105,809
Operating expenses                    54,118           7,248              3,515            1,284    (a)
                                                              1,600    (d)         67,765
                                ---------------   -------------     ---------------  ----------------   ----------------
Operating income (loss)               33,649           5,141              2,138           (2,884)             38,044
Interest expense, net                 40,817             290              3,170            2,690    (b)       48,111
                                                                                           1,144    (e)
Other income (expense)                (1,416)            302                -                 -               (1,114)
                                ---------------   -------------     ---------------  ----------------   ----------------
Income (loss) before income taxes     (8,584)          5,153             (1,032)          (6,718)            (11,181)
Income tax expense (benefit)             554           2,017                202           (2,017)    (c)         554
                                                                                            (202)    (f)
                                ---------------   -------------     ---------------  ----------------   ----------------
Net income (loss)                   $ (9,138)       $  3,136          $  (1,234)        $ (4,499)          $ (11,735)
                                ===============   =============     ===============  ================   ================

                            SEE ACCOMPANYING NOTES.

                            BPC HOLDING CORPORATION
                    NOTES TO PRO FORMA UNAUDITED CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                          YEAR ENDED JANUARY 1, 2000


The historical consolidated statement of operations presented for Holding is for its fiscal year ended January 1, 2000, and the historical statement of operations presented for Poly-Seal is for the twelve months ended December 31, 1999. The historical statement of operations presented for CPI Holding is for its six month period ended May 31, 1999.

POLY-SEAL ADJUSTMENTS

(a)  Adjustment to operating expenses:
       Increase in amortization due to increase in cost in excess of net
            assets acquired                                                                 $ 1,284
                                                                                         --------------
(b)  Adjustments to interest expense:
       Elimination of interest expense on debt extinguished                                 $  (290)
       Additional interest incurred on borrowing for acquisition                              2,980
                                                                                         --------------
       Net change in interest expense                                                         2,690
                                                                                         ==============
(c)  Adjustment to income tax expense:
       Elimination of income tax expense due to Holding's net operating loss
            carryforward                                                                    $(2,017)
                                                                                         ==============

CPI HOLDING ADJUSTMENTS
(d)  Adjustment to operating expense:
       Increase in amortization due to increase in cost in excess of net
            assets acquired                                                                 $ 1,600
                                                                                         --------------
(e)  Adjustments to interest expense:
       Elimination of interest expense on debt extinguished                                 $(3,170)
       Additional interest incurred on borrowing for acquisition                              4,314
                                                                                         --------------
       Net change in interest expense                                                       $ 1,144
                                                                                         ==============
(f)  Adjustment to income tax expense:
       Elimination of income tax expense due to Holding's net operating loss
             carryforward                                                                   $  (202)
                                                                                         ==============

                               BPC HOLDING CORPORATION
          PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                (DOLLARS IN THOUSANDS)

                                                           THREE MONTHS ENDED APRIL 1, 2000
                             -----------------------------------------------------------------------------------
                                 HOLDING              POLY-SEAL               PRO FORMA            CONSOLIDATED
                                HISTORICAL            HISTORICAL             ADJUSTMENTS             PRO FORMA
                             ----------------      ---------------        -----------------     ----------------
Net sales                       $  97,184            $   12,391              $     -              $    109,575
Cost of goods sold                 75,189                 9,597                    -                    84,786
                             ----------------      ---------------        -----------------     ----------------
Gross margin                       21,995                 2,794                    -                    24,789
Operating expenses                 16,228                 1,812                   321         (a)       18,361
                             ----------------      ---------------        -----------------     ----------------
Operating income (loss)             5,767                   982                  (321)                   6,428
Interest expense (income), net     11,539                    (4)                  749         (b)       12,284
Other income (expense)               (528)                   85                    -                      (443)
                             ----------------      ---------------        -----------------     ----------------
Income (loss) before income taxes  (6,300)                1,071                (1,070)                  (6,299)

Income tax expense (benefit)           16                   398                  (398)        (c)           16
                             ----------------      ---------------        -----------------     ----------------
Net income (loss)               $  (6,316)           $      673              $   (672)            $     (6,315)
                             ================      ===============        =================     ================

						SEE ACCOMPANYING NOTES.

                                 BPC Holding Corporation
                         Notes to Pro Forma Unaudited Condensed
                           Consolidated Statement of Operations
                                  (Dollars in thousands)

                            THREE MONTHS ENDED APRIL 1, 2000


   The historical consolidated statement of operations presented for Holding is for its three months ended April 1, 2000 and the historical statement of operations presented for Poly-Seal is for the three months ended March 31, 2000.

(a)  Adjustment to operating expenses:
        Increase in amortization due to increase in cost in excess of net
             assets acquired                                                          $   321
                                                                                    =============
(b)  Adjustments to interest expense:
        Elimination of interest income                                                $     4
        Additional interest incurred on borrowing for the acquisition                     745
                                                                                    -------------
                                                                                      $   749
                                                                                    =============
(c)  Adjustment to income tax expense:
        Elimination of income tax expense due to Holding's net operating loss
              carryforward                                                            $  (398)
                                                                                    =============

                 UNAUDITED PRO FORMA FINANCIAL INFORMATION OF
                          BERRY PLASTICS CORPORATION
                            (DOLLARS IN THOUSANDS)


The following summarizes pro forma unaudited financial information of Holding's wholly owned subsidiary, Berry. The pro forma information is based on the historical consolidated financial statements of Berry, the historical financial statements of Poly-Seal, and the historical financial statements of CPI Holding, giving effect to the acquisitions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma condensed balance sheet gives effect to the acquisitions as if they had occurred on April 1, 2000 and the pro forma statements of operations give effect to the acquisitions as if they had occurred at the beginning of the respective period.

CONSOLIDATED PRO FORMA BALANCE SHEET
Current assets                                              $  121,421
Property and equipment, net of accumulated depreciation        172,677
Other noncurrent assets                                        119,792
Current liabilities                                             89,436
Noncurrent liabilities                                         323,559
Equity                                                             895

CONSOLIDATED STATEMENT OF OPERATIONS
Year ended January 1, 2000:
  Net sales                                                 $  409,989
  Cost of goods sold                                           304,180
  Income before income taxes                                     2,734
  Net income                                                     2,197

Three months ended April 1, 2000:
  Net sales                                                 $  109,575
  Cost of goods sold                                            84,786
  Loss before income taxes                                      (2,551)
  Net loss                                                      (2,563)

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                Berry Plastics Corporation
                                BPC Holding Corporation
                                Berry Iowa Corporation
                                Berry Tri-Plas Corporation
                                Berry Sterling Corporation
                                Aerocon, Inc.
                                Packerware Corporation
                                Berry Plastics Design Corporation
                                Venture Packaging, Inc.
                                Venture Packaging Midwest, Inc.
                                Venture Packaging Southeast, Inc.
                                Knight Plastics, Inc.
                                CPI Holding Corporation
                                Cardinal Packaging, Inc.
                                Poly-Seal Corporation
                                Berry Plastics Acquisition Corporation II
                                Berry Plastics Acquisition Corporation III


Dated:  July 24, 2000


                                By: /S/ JAMES M. KRATOCHVIL
                                James M. Kratochvil
                                Executive Vice President, Chief Financial
                                Officer,Treasurer and Secretary of the
                                entities listed above(Principal Financial
                                and Accounting Officer)


                                NIM Holdings Limited
                                Berry Plastics U.K. Limited
                                Norwich Acquisition Limited


Dated:  July 24, 2000           By: /S/ JAMES M. KRATOCHVIL
                                James M. Kratochvil
                                Director of the entities listed above
                                (Principal Financial and Accounting
                                Officer)